Exhibit 4.1


                       AMENDMENT NO. 1 TO CREDIT AGREEMENT
                       -----------------------------------



     THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "AMENDMENT"), dated as of June 10, 2002, is by and among LOEHMANN'S OPERATING CO., a Delaware corporation ("BORROWER"); DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation formerly known as Bankers Trust Company, acting in its capacity as contractual representative (in such capacity "AGENT") for Lenders (as such term is defined in the Credit Agreement referred to herein below); and Lenders.

                                R E C I T A L S:

     A. Borrower, Agent and Lenders are parties to that certain Credit Agreement dated as of September 29, 2000 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified and in effect from time to time, the "CREDIT Agreement") by and among Agent, Lenders and Borrower, pursuant to which Lenders have agreed to make loans and other financial accommodations to Borrower.

     B. Borrower has requested that Agent and Lenders amend the Credit Agreement to, among other things, allow Borrower to make distributions for the purpose of redeeming the Senior Notes, and Agent and Lenders are willing to agree to such request, on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and subject to the terms and conditions hereof, the respective parties hereto hereby agree as follows:

     1. DEFINITIONS. All capitalized terms used but not elsewhere defined in this Amendment shall have the respective meanings ascribed thereto in the Credit Agreement, as amended hereby.

     2. AMENDMENTS TO CREDIT AGREEMENT. Effective as of the date hereof, upon satisfaction of the conditions precedent set forth in SECTION 3 below, and in reliance upon the representations and warranties of Borrower set forth herein, the Credit Agreement is hereby amended as follows:

          2.1 SECTION 1.1 of the Credit Agreement is hereby amended by inserting the following defined term therein in the appropriate alphabetical order:

               "HALSEY DISPOSITIONS" shall have the meaning ascribed to such term in that certain letter agreement dated as of March 31, 2002 by and among Borrower, Holdings, Parent, Agent and Lenders.



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          2.2  SECTION  8.2 of the  Credit  Agreement  is hereby  deleted in its entirety and the following paragraph is substituted therefor:

               8.2 CAPITAL EXPENDITURES. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, make payments for Capital Expenditures in any fiscal year, in the aggregate for Borrower and its Subsidiaries combined, in excess of (a) in Borrower's fiscal year ending February 1, 2003, $12,000,000; and in each of Borrower's fiscal years ending January 31, 2004 and thereafter, $6,500,000; provided, however, that if Borrower's Fixed Charge Coverage Ratio for the fiscal year ending February 1, 2003 or any fiscal year thereafter is at least 1.25 to 1.00, then Borrower may make payments for Capital Expenditures in the following fiscal year in an amount not to exceed $10,000,000; plus, (b) in each fiscal year of Borrower (other than Borrower's fiscal year ending February 1, 2003), 100% of the amount permitted to be spent on Capital Expenditures pursuant to clause (a) of this Section 8.2 in the immediately preceding fiscal year and not so used. Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, make any Capital Expenditures that are not directly related to the businesses conducted on the Closing Date by Borrower or such Subsidiary.

          2.3 SECTION 8.8 of the Credit Agreement is hereby amended by deleting the word "and" which appears at the end of SUBSECTION 8.8(c), relabeling SUBSECTION 8.8(d) as SUBSECTION 8.8(e) and adding the following paragraph as SUBSECTION 8.8(d):

               (d) Borrower may make distributions to Parent at any time during the Borrower's fiscal years ending February 1, 2003 and January 31, 2004, respectively, to permit Parent (contemporaneously with, and in the same amount of, such distributions), to make distributions to Holdings in order to permit Holdings to redeem (contemporaneously with, and in the same amount of, such distributions), the Senior Notes; provided, however, each of the following conditions must be satisfied with respect to any such distribution:

                  (i) immediately before and after giving effect to such distribution, no Default or Event of Default shall have occurred and be continuing;

                  (ii) the aggregate amount of such distributions shall not exceed (A) $15,000,000, during Borrower's fiscal year ending February 1, 2003, or (B) $11,500,000 during Borrower's fiscal year ending January 31, 2004, plus, up to $5,000,000 of the amount permitted to be distributed pursuant to CLAUSE (A) of this SECTION 2.3(d)(ii) and not so distributed;

                  (iii) either  (x) the  Halsey  Dispositions  shall  have  been consummated in accordance with the terms of the letter agreement dated March 31, 2002, among Agent, Lenders and Credit Parties, or (y) immediately before and after giving effect to such distribution, the Fixed Asset Sublimit shall be an amount less than $3,500,000;



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

                  (iv) (x) immediately after giving effect to such distribution, unused availability under the Borrowing Base plus the aggregate amount of Borrower's remaining cash or Cash Equivalents, is at least $30,000,000, and
                        (y) after giving pro forma effect thereto, unused availability under the Borrowing Base plus the aggregate amount of Borrower's remaining cash or Cash Equivalents, in each case on each day during the thirty (30) day period immediately preceding such distribution is at least $30,000,000; and

                  (v) such distribution may not be made with proceeds of Loans, to the extent that immediately before and after giving effect to such distribution, the aggregate amount of Borrower's cash and Cash Equivalents are greater than $3,000,000.

     3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date hereof upon satisfaction in full of both of the following conditions:

          (a) Agent shall have received a copy of this Amendment, duly executed and delivered by Borrower, Agent and the Majority Lenders; and

          (b) Agent shall have received in immediately available funds for the ratable account of the Lenders which execute and deliver a counterpart of this Amendment, a nonrefundable amendment fee in an amount equal to $100,000.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS. Borrower hereby represents and warrants to Agent and each of the Lenders that, after giving effect to this
Amendment:

          4.1 All representations and warranties contained in the Credit Agreement and the other Credit Documents, in each case as amended or otherwise modified hereby, are true and correct in all material respects on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties remain true and correct in all material respects on and as of such earlier date, except for changes therein expressly permitted by the Credit Agreement);

          4.2 No Default or Event of Default has occurred which is continuing;

          4.3 This Agreement and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity; and

          4.4 The execution and delivery of this Agreement and the other Credit Documents contemplated hereby (i) does not and will not contravene, conflict with, violate or constitute a default under the certificate of incorporation or bylaws of any



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

     Credit Party, or any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which any Credit Party is a party or is bound or which is binding upon or applicable to all or any portion of any Credit Party's property, and (ii) does not require the consent or approval of any Person, except for any such consents or approvals which have been obtained and remain in full force and effect.

     5. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS; REAFFIRMATION.

          5.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in each of the other Credit Documents to the "Credit Agreement" shall in each case mean and be a reference to the Credit Agreement as amended hereby.

          5.2 Except as expressly set forth herein, (i) the execution and delivery of this Amendment shall in no way affect any of the respective rights, powers or remedies of Agent or any of the Lenders with respect to any Default or Event of Default nor constitute a waiver of any provision of the Credit Agreement or any of the other Credit Documents and (ii) all of the respective terms and provisions of the Credit Agreement, the other Credit Documents and all other documents, instruments, amendments and agreements executed and/or delivered by Borrower pursuant thereto or in connection therewith shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution and delivery of this Amendment by Agent and the respective Lenders shall in no way obligate Agent or any of the Lenders, at any time hereafter, to consent to any other amendment or modification of any term or provision of the Credit Agreement or any of the other Credit Documents, whether of a similar or different nature.

          5.3 Borrower (and each other Credit Party which executed an acknowledgement hereof, by such execution), in its respective capacities under the each of the Credit Documents to which it is a party (including the capacities of obligor, grantor, mortgagor, pledgor, guarantor, indemnitor and assignor, as applicable, and each other similar capacity, if any, in which such Credit Party has granted Liens on all or any part of the properties or assets such Credit Party, or otherwise acts as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Obligations), hereby (a) agrees that the terms and provisions hereof shall not affect in any way any payment, performance, observance or other obligations or liabilities of such Credit Party under the Credit Agreement or any of the other Credit Documents, all of which obligations and liabilities shall remain in full force and effect and extend to the further loans, extensions of credit and other Obligations provided for thereunder, and each of which obligations and liabilities are hereby ratified, confirmed and reaffirmed in all respects; (b) to the extent such Credit Party has granted Liens on any of its properties or assets pursuant to any of the Credit Documents to secure the prompt and complete payment, performance and/or observance of all or any part of the Obligations, acknowledges, ratifies, confirms and reaffirms such grant of Liens, and acknowledges and agrees that all of such Liens are intended and shall be deemed and construed to secure to the fullest extent set forth therein all now existing and hereafter arising Obligations under and as defined in this Credit Agreement, as amended, restated,



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

     supplemented  and otherwise  modified and in effect from time to time;  and
     (c) acknowledges and agrees that Agent and each of the Lenders has fully performed all obligations to the respective Credit Parties.

     6. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     7. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     8. COUNTERPARTS. This Amendment may be executed or otherwise authenticated in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed or otherwise authenticated and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any such counterpart which may be delivered by facsimile, email or similar electronic transmission shall be deemed the equivalent of an original counterpart and shall be fully admissible in any enforcement proceedings regarding this Amendment.

                 - Remainder of Page Intentionally Left Blank -
                            [Signature Page Follows]








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



     IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 1 to Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.


                                        LOEHMANN'S OPERATING CO., a Delaware
                                        corporation, as Borrower


                                        By:     /s/ Robert Glass
                                                --------------------------------
                                        Name:   Robert Glass
                                        Title:  President

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS, a
                                        New York banking corporation formerly
                                        known as Bankers Trust Company, in its
                                        individual capacity as a Lender and in
                                        its capacity as Agent


                                        By:     /s/ Albert Fischetti
                                                --------------------------------
                                        Name:   Albert Fischetti
                                        Title:  Director



























                                             Amendment No. 1 to Credit Agreement

             [signature page to Amendment No. 1 to Credit Agreement
                         with Loehmann's Operating Co.]


                                        GENERAL MOTORS ACCEPTANCE CORPORATION


                                        By:     /s/ Frank Imperato
                                                --------------------------------
                                        Name:   Frank Imperato
                                        Title:  Senior Vice President














                                             Amendment No. 1 to Credit Agreement

             [signature page to Amendment No. 1 to Credit Agreement
                         with Loehmann's Operating Co.]


                                        HELLER FINANCIAL, INC., a Delaware
                                        corporation


                                        By:     /s/ David A. Coleman
                                                --------------------------------
                                        Name:   David A. Coleman
                                        Title:  Vice President

















                                             Amendment No. 1 to Credit Agreement

             [signature page to Amendment No. 1 to Credit Agreement
                         with Loehmann's Operating Co.]


                                        IBJ WHITEHALL BUSINESS CREDIT
                                        CORPORATION


                                        By:     /s/ John L. Palermo
                                                --------------------------------
                                        Name:   John L. Palermo
                                        Title:  Vice President





















                                             Amendment No. 1 to Credit Agreement

             [signature page to Amendment No. 1 to Credit Agreement
                         with Loehmann's Operating Co.]


                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By:     /s/ Mitchell J. Tarvid
                                                --------------------------------
                                        Name:   Mitchell J. Tarvid
                                        Title:  Vice President

















                                             Amendment No. 1 to Credit Agreement

             [signature page to Amendment No. 1 to Credit Agreement
                         with Loehmann's Operating Co.]


                                        TRANSAMERICA BUSINESS CAPITAL
                                        CORPORATION, a Delaware corporation


                                        By:     /s/ James E. Lemperis
                                                --------------------------------
                                        Name:   James E. Lemperis
                                        Title:  Vice President
















                                             Amendment No. 1 to Credit Agreement

                                 ACKNOWLEDGMENT
                                 --------------


     Reference is hereby made to that certain Guaranty dated as of September 29, 2000, executed by the undersigned, LOEHMANN'S, INC., a Delaware corporation ("HOLDINGS"), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation formerly known as Bankers Trust Company, acting in its capacity as Agent for the Lenders from time to time under the Credit Agreement referred to in the foregoing Amendment No. 1 to Credit Agreement (the "AMENDMENT").

     Holdings  hereby (i)  acknowledges  receipt of a copy of the  Amendment and
(ii) agrees that the terms and provisions thereof shall not affect in any way the obligations and liabilities of Holdings under the Guaranty or any of the other Credit Documents, all of which obligations and liabilities shall remain in full force and effect and each of which are hereby reaffirmed.

                                        LOEHMANN'S, INC., a Delaware corporation


                                        By:     /s/ Richard F. Morretta
                                                --------------------------------
                                        Name:   Richard F. Morretta
                                        Title:  Vice President and Controller

Dated as of June 10, 2002













                                             Amendment No. 1 to Credit Agreement

                                 ACKNOWLEDGMENT
                                 --------------


     Reference is hereby made to that certain Guaranty dated as of September 29, 2000, executed by the undersigned, LOEHMANN'S REAL ESTATE HOLDINGS, INC., a
Delaware corporation ("HOLDINGS"), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation formerly known as Bankers Trust Company, acting in its capacity as Agent for the Lenders from time to time under the Credit Agreement referred to in the foregoing Amendment No. 1 to Credit Agreement (the "AMENDMENT").

     Holdings  hereby (i)  acknowledges  receipt of a copy of the  Amendment and
(ii) agrees that the terms and provisions thereof shall not affect in any way the obligations and liabilities of Holdings under the Guaranty or any of the other Credit Documents, all of which obligations and liabilities shall remain in full force and effect and each of which are hereby reaffirmed.

                                        LOEHMANN'S REAL ESTATE HOLDINGS
                                        INC., a Delaware corporation


                                        By:     /s/ Richard F. Morretta
                                                --------------------------------
                                        Name:   Richard F. Morretta
                                        Title:  Vice President and Controller

Dated as of June 10, 2002
















                                             Amendment No. 1 to Credit Agreement